 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 14, 2013

FIRSTBANK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Michigan	000-14209	38-2633910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan	48801
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On August 14, 2013, Firstbank Corporation, a Michigan corporation ("Firstbank" or the "Company") and Mercantile Bank Corporation, a Michigan corporation ("Mercantile"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for a business combination of Mercantile and Firstbank. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Firstbank will be merged with Mercantile (the "Merger"), with Mercantile as the surviving corporation. The Merger Agreement has been unanimously approved by the boards of directors of Mercantile and Firstbank.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of Firstbank common stock (other than shares held by Firstbank, Mercantile or any other Mercantile subsidiary) will be automatically canceled and converted into the right to receive one share (the "Exchange Ratio") of Mercantile common stock (the "Common Stock"). Firstbank's stock options and other equity awards will be generally converted into stock options and equity awards with respect to Mercantile common stock, after giving effect to the Exchange Ratio. It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

The Merger Agreement permits Mercantile to declare and pay a special cash dividend of $2.00 per share prior to the closing of the merger, subject to the satisfaction of the closing conditions set forth in the Merger Agreement.

The consummation of the Merger is subject to certain conditions, including, without limitation, (a) approval by the shareholders of Mercantile and Firstbank, (b) the receipt of all required regulatory approvals, (c) the absence of any law, order or injunction prohibiting the Merger, and (d) the declaration of the effectiveness by the Securities and Exchange Commission ("SEC") of the Registration Statement on Form S-4 to be filed by Mercantile. Moreover, each party's obligation to consummate the Merger is subject to certain other customary conditions, including, without limitation, (i) the accuracy of the other party's representations and warranties (subject to customary materiality qualifiers), (ii) the other party's compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers) and (iii) the absence, since the date of the Merger Agreement, of any change, state of facts, event, development or effect that has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) with respect to the other party.

Each of the Company and Mercantile has (a) made customary representations and warranties and (b) agreed to customary covenants including, without limitation, (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) to use commercially reasonable efforts to file a joint proxy statement and to promptly call a shareholder meeting as soon as practicable after the joint proxy statement is declared effective by the SEC, (iii) to cause its board of directors to recommend the approval of the merger to its shareholders (subject to certain exceptions described below) and (iv) to use commercially reasonable efforts to obtain any necessary regulatory approvals for the Merger.

From the date of the Merger Agreement, the Company and Mercantile are subject to customary "no-shop" restrictions on their ability to solicit alternative takeover proposals from third parties, furnish information to and engage in discussions with third parties regarding alternative takeover proposals, recommend an alternative takeover proposal or enter into an agreement with respect to an alternative takeover proposal. Notwithstanding the "no shop" restrictions, prior to the time the applicable shareholder approval is obtained, each of the Company's and Mercantile's board of directors may change its recommendation to the shareholders or enter into a definitive agreement with respect to a takeover proposal, if and only if, prior to taking such action, the applicable board of directors has determined in its good faith judgment, after consultation with independent financial advisors and outside legal counsel, that a takeover proposal constitutes a Superior Proposal; provided, however, that prior to taking any such action, the party receiving such Superior Proposal is required to provide the other party the opportunity to match such Superior Proposal or to revise its proposal such that it would cause such Superior Proposal to no longer constitute a Superior Proposal. A "Superior Proposal" means any bona fide written takeover proposal that the applicable board of directors has determined in its good faith judgment, after consultation with its independent financial advisors and outside legal counsel, is reasonably likely to be consummated in accordance with its terms and that is reasonably likely to result in the consummation of a transaction more favorable to shareholders from a financial point of view than the Merger, taking into account (A) all relevant legal, regulatory and financial aspects of the proposal (including availability of financing and certainty of closing) and the third party making the proposal; and (B) any changes to the terms of the Merger Agreement proposed by the Company or Mercantile, as applicable, in response to such proposal or otherwise.

The Merger Agreement contains certain termination rights for the Company and Mercantile, including the right of the Company and Mercantile under certain circumstances to terminate the Merger Agreement to accept a Superior Proposal. Upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement to accept a Superior Proposal, the Company or Mercantile, as applicable, is required to pay the other party a termination fee of $7.9 million plus transaction-related expenses up to $2 million. If the Merger Agreement is terminated under specified circumstances, including certain breaches of the Agreement, the Company or Mercantile, as applicable, is required to reimburse the other party for its transaction-related expenses up to $2 million.

The Merger Agreement provides that, upon consummation of the Merger, the board of directors of the combined companies will consist of six directors, which will include:

●	the current President and Chief Executive Officer of Firstbank;

●

two members of the Firstbank Board of Directors who are independent for purposes of the rules of NASDAQ (and at least one of whom will be an "audit committee financial expert" as defined by SEC rules), as selected by the Firstbank Board of Directors;

●	the current President and Chief Executive Officer of Mercantile; and

●	two current members of the Mercantile Board of Directors who are independent for purposes of the rules of NASDAQ, as selected by the Mercantile Board of Directors.

The Merger Agreement provides that, upon consummation of the Merger:

●	the current President and Chief Executive Officer of Firstbank will serve as Chairman of the Board of Directors of the combined companies for one year following the effective date of the Merger;

●	the current President and Chief Executive Officer of Mercantile will serve as the President and Chief Executive Officer of the combined companies;

●	the Chief Operating Officer of Mercantile will serve as Executive Vice President and Chief Operating Officer of the combined companies;

●	the current Chief Financial Officer of Mercantile will serve as a Senior Vice President and Chief Financial Officer of the combined companies; and

●	the current Chief Financial Officer of Firstbank will serve as an Executive Vice President of the combined companies.

The representations, warranties and covenants made in the Merger Agreement (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Mercantile in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters of fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement is not a complete description of all of the parties' rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Any capitalized terms not defined herein will have the meaning set forth in the Merger Agreement.

Voting Agreement

In connection with the Merger Agreement, each of Mercantile and the Company entered into voting agreements with the respective directors of the other company, in their capacities as shareholders, enter into voting agreements (the "Voting Agreements"). Each director who is a party to a Voting Agreement has agreed to vote in favor of the adoption of the Merger Agreement, subject to the exceptions set forth in the Voting Agreements. The form of Voting Agreements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Existing Agreements with Executive Officers

In connection with the Merger Agreement, Firstbank's Compensation Committee approved and authorized Firstbank to enter into Agreements dated August 14, 2013, with each of Firstbank's executive officers (Thomas R. Sullivan, Samuel G. Stone, William Benear, Thomas O. Schlueter, David Miller, Richard Rice, James Wheeler II, Douglas Ouellette and Daniel Grenier) clarifying and amending earlier Agreements which Firstbank had previously entered into with each of those nine executive officers providing for certain change of control payments and benefits under certain circumstances. The Agreements revise and clarify the earlier agreements (a) to clarify and confirm the amounts payable under certain circumstances involving a change of control, (b) to eliminate certain insurance benefits, (c) to confirm that the Merger, if consummated, will constitute a "Change of Control" under the earlier agreements, and (d) to confirm the amounts payable in connection with the Merger, if consummated. The Agreements clarifying and amending the earlier agreements are filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 hereto and are incorporated herein by reference.

New Employment Agreements with Executive Officers

In connection with the Merger Agreement, Firstbank's Compensation Committee approved and authorized Firstbank to enter into employment agreements with Thomas R. Sullivan, Samuel G. Stone, Thomas O. Schlueter, David Miller, Richard Rice, James Wheeler II, Douglas Ouellette and Daniel Grenier and an employment separation agreement with William Benear. Mercantile and Mercantile Bank of Michigan are also parties to those agreements. Each agreement will become effective as of the effective time of the Merger, but only if the Merger is consummated. If the Merger is consummated, each of these nine agreements provides that as of the Effective Time of the Merger such agreements will supersede all previous employment agreements including the agreements providing for change of control benefits as amended by the respective agreements attached as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 hereto.

Mr. Sullivan’s agreement provides that as of the effective time of the merger, he will serve as Chairman of the Board of Directors of Mercantile for one year, at which time his executive employment with Mercantile will automatically terminate. The agreement provides that Mercantile’s board of directors will nominate Mr. Sullivan for re-election to Mercantile board of directors at any annual meeting occurring within three years of the effective time of the merger.

Mr. Stone’s agreement provides that as of the effective time of the merger, he will be employed by Mercantile as its Executive Vice President – Corporate Finance and Strategic Planning for a period of 18 months following the effective time of the merger.

The employment agreements for Mr. Sullivan and Mr. Stone each provide for the payment of salary and provision of health benefits and certain other benefits. In addition, each agreement provides for a change in control payment consisting of 150% of the executive’s current salary and target incentive compensation and a pro-rata portion of the executive’s 2013 target bonus, which is the payment executive is entitled to under the current agreement as amended (described above). The change in control payment will be paid to the executive shortly following the effective time of the merger. Each agreement provides that under certain circumstances, payments to the executive upon termination of employment may be reduced to avoid the application of federal excise taxes under Section 280G of the Internal Revenue Code. Each agreement obligates the executive to refrain from entering into competition with the combined companies for a period of one year after termination of employment.

The employment separation agreement for Mr. William Benear provides that following the effective time of the Merger he will become an employee of Mercantile and his employment with Mercantile will terminate within 30 days of the effective time. Mr. Benear's agreement specifies the change of control payment consisting of 150% of his current salary and target incentive compensation and a pro-rata portion of his 2013 target bonus, which is the payment he is entitled to under the current agreement as amended (described above). The change in control payment will be paid to Mr. Benear with the first payroll period following the termination of his employment with Mercantile. Mr. Benear's agreement obligates him to refrain from entering into competition with the combined companies for a period of one year after termination of employment.

The employment agreements for Thomas O. Schlueter, David Miller, Richard Rice, James Wheeler II, Douglas Ouellette and Daniel Grenier specify (i) their respective titles and duties as of the effective time of the Merger, (ii) their respective initial annual salary, (iii) their respective severance benefits if they are terminated or if certain adverse changes occur during the first twelve months of their employment with Mercantile, (iv) certain retention bonuses they will earn if they remain an active employee of Mercantile for specified periods and (v) that they are "at will" employees who may be terminated by Mercantile at any time, without or without cause. Each agreement provides that under certain circumstances, payments to the individual upon termination of employment may be reduced to avoid the application of federal excise taxes under Section 280G of the Internal Revenue Code. Each agreement obligates the executive to refrain from entering into competition with the combined companies for a period of one year after termination of employment.

The foregoing description of the employment agreements with Thomas R. Sullivan, Samuel G. Stone, William Benear, Thomas O. Schlueter, David Miller, Richard Rice, James Wheeler II, Douglas Ouellette and Daniel Grenier and the employment separation agreement with William Benear is not a complete description of all of the parties' rights and obligations under the agreements and is qualified in its entirety by reference to the full text of the agreements, each of which is filed as an exhibit to this Current Report (Exhibits 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18 and 10.19) and is incorporated herein by reference.

Item 8.01.	Other Events.

On August 15, 2013, Mercantile and Firstbank issued a joint press release announcing the execution of the Merger Agreement. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

As announced in the press release referenced above, on August 15, 2013 at 11:00 a.m. Eastern Daylight Time, Mercantile and Firstbank will hold a joint conference call with investors to discuss the proposed Merger.

Important Information for Investors

Communications in this Current Report on Form 8-K do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed Merger and the issuance of Mercantile common stock in connection with the proposed Merger will be submitted to Mercantile' shareholders for their consideration, and the proposed Merger will be submitted to Firstbank's shareholders for their consideration. In connection therewith, Mercantile will file a registration statement on Form S-4 with the SEC that will include a joint proxy statement to be used by Mercantile and Firstbank to solicit the required approval of their shareholders in connection with the proposed Merger and that will also constitute a prospectus of Mercantile. Mercantile and Firstbank may also file other documents with the SEC concerning the proposed Merger. INVESTORS AND SECURITY HOLDERS OF MERCANTILE ARE URGED TO READ THE JOINT PROXY STATEMENT AND PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the joint proxy statement and prospectus and other documents containing important information about Mercantile and Firstbank, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Mercantile will be available free of charge on Mercantile' website at www.mercbank.com on the "Investor Relations" page. Copies of the documents filed with the SEC by Firstbank will be available free of charge on Firstbank's website at www.firstbankmi.com.

Participants in the Solicitation

Firstbank, Mercantile, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Mercantile and the shareholders of Firstbank in connection with the proposed Merger. Information about the directors and executive officers of Firstbank is set forth in its proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on March 15, 2013. Information about the directors and executive officers of Mercantile is set forth in its proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on March 15, 2013. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement and prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These include statements regarding the effects of the proposed Merger and statements preceded by, followed by or that otherwise include the words "expects," "anticipates," "intends," "estimates" or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to Mercantile and Firstbank as of today's date and are not guarantees of the future performance of Mercantile, Firstbank or the combined company, and actual results may vary materially from the results and expectations discussed. There is no assurance that the parties will complete the proposed Merger. The Merger Agreement may be terminated if the companies do not receive the necessary approval of their respective shareholders or government approvals or if either Mercantile or Firstbank fails to satisfy all conditions to closing stated in the Merger Agreement. Additional risks and uncertainties related to the proposed Merger include, but are not limited to, the successful integration of Mercantile' and Firstbank's businesses and the combined company's ability to compete in the highly competitive banking and financial services industries.

The revenues, earnings and business prospects of Firstbank, Mercantile and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, risks and uncertainties with respect to the ability of Firstbank, Mercantile, and the combined company to: respond to actual or potential competitors; realize expected benefits of the Merger; realize growth opportunities; maintain or expand the their respective and combined customer bases; reduce operating costs; generate cash; continue to pay dividends, and successfully implement and realize the expected benefits of various programs, initiatives and goals; anticipate and respond to changes in economic conditions generally or in the markets and geographic areas that we serve, and to address adverse effects of the changing banking industries.

Firstbank cautions that the foregoing list of risks and uncertainties is not exclusive. Additional information concerning these and other risks is contained in Firstbank's and Mercantile's most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. Firstbank undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following documents are attached as exhibits to this report on Form 8-K:

2.1

Agreement and Plan of Merger dated August 14, 2013. Exhibits and schedules to this agreement are listed and identified in the agreement. Omitted exhibits and schedules will be furnished supplementally to the Commission upon request.

10.1	Form of Voting Agreement dated August 14, 2013

10.2

Agreement dated August 14, 2013, by and between Firstbank Corporation and Thomas Sullivan amending that certain Agreement between Firstbank Corporation and Executive dated December 31, 1998, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.3

Agreement dated August 14, 2013, by and between Firstbank Corporation and Samuel Stone amending that certain Agreement between Firstbank Corporation and Executive dated November 27, 2000, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.4

Agreement dated August 14, 2013, by and between Firstbank Corporation and William Benear amending that certain Agreement between Firstbank Corporation and Executive dated  December 17, 1998, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.5

Agreement dated August 14, 2013, by and between Firstbank Corporation and Thomas O. Schlueter amending that certain Agreement between Firstbank Corporation and Executive dated May 11, 2005, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.6

Agreement dated August 14, 2013, by and between Firstbank Corporation and David Miller amending that certain Agreement between Firstbank Corporation and Executive dated December 7, 2000, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.7

Agreement dated August 14, 2013, by and between Firstbank Corporation and Richard Rice amending that certain Agreement between Firstbank Corporation and Executive dated April 28, 2005, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.8

Agreement dated August 14, 2013, by and between Firstbank Corporation and James Wheeler II amending that certain Agreement between Firstbank Corporation and Executive dated December 30, 1999, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.9

Agreement dated August 14, 2013, by and between Firstbank Corporation and Douglas Ouellette amending that certain Agreement between Firstbank Corporation and Executive dated February 22, 2005, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.10

Agreement dated August 14, 2013, by and between Firstbank Corporation and Daniel Grenier amending that certain Agreement between Firstbank Corporation and Executive dated December 31, 1998, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.11	Employment Agreement by and among Thomas Sullivan, Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013.

10.12	Employment Agreement by and among Samuel Stone, Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013.

10.13	Employment Separation Agreement by and among Mercantile Bank Corporation, Mercantile Bank of Michigan, Firstbank Corporation and William Benear, dated August 14, 2013.

10.14	Employment Agreement by and among James E. Wheeler II, Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013.

10.15	Employment Agreement by and among Douglas J. Ouellette, Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013.

10.16	Employment Agreement by and among Thomas O. Schlueter, Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013.

10.17	Employment Agreement by and among Richard D. Rice, Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013.

10.18	Employment Agreement by and among Daniel M. Grenier, Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013.

10.19	Employment Agreement by and among David L. Miller, Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013.

99.1	Joint Press Release dated August 15, 2013

99.2	Investor Presentation dated August 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 15, 2013	FIRSTBANK CORPORATION
(Registrant)

	By:	/s/ Samuel G. Stone
Samuel G. Stone
Executive Vice President and CFO

EXHIBIT INDEX

Exhibit Number	Document

2.1

Agreement and Plan of Merger dated August 14, 2013. Exhibits and schedules to this agreement are listed and identified in the agreement. Omitted exhibits and schedules will be furnished supplementally to the Commission upon request.

10.1	Form of Voting Agreement dated August 14, 2013.

10.2

Agreement dated August 14, 2013, by and between Firstbank Corporation and Thomas Sullivan amending that certain Agreement between Firstbank Corporation and Executive dated December 31, 1998, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.3

Agreement dated August 14, 2013, by and between Firstbank Corporation and Samuel Stone amending that certain Agreement between Firstbank Corporation and Executive dated November 27, 2000, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.4

Agreement dated August 14, 2013, by and between Firstbank Corporation and William Benear amending that certain Agreement between Firstbank Corporation and Executive dated  December 17, 1998, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.5

Agreement dated August 14, 2013, by and between Firstbank Corporation and Thomas O. Schlueter amending that certain Agreement between Firstbank Corporation and Executive dated May 11, 2005, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.6

Agreement dated August 14, 2013, by and between Firstbank Corporation and David Miller amending that certain Agreement between Firstbank Corporation and Executive dated December 7, 2000, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.7

Agreement dated August 14, 2013, by and between Firstbank Corporation and Richard Rice amending that certain Agreement between Firstbank Corporation and Executive dated April 28, 2005, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.8

Agreement dated August 14, 2013, by and between Firstbank Corporation and James Wheeler II amending that certain Agreement between Firstbank Corporation and Executive dated December 30, 1999, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.9

Agreement dated August 14, 2013, by and between Firstbank Corporation and Douglas Ouellette amending that certain Agreement between Firstbank Corporation and Executive dated February 22, 2005, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.10

Agreement dated August 14, 2013, by and between Firstbank Corporation and Daniel Grenier amending that certain Agreement between Firstbank Corporation and Executive dated December 31, 1998, the form of which was previously filed as exhibit 10 to Firstbank Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.11	Employment Agreement by and among Thomas Sullivan, Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013

10.12	Employment Agreement by and among Samuel Stone, Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013

10.13	Employment Separation Agreement by and among Mercantile Bank Corporation, Mercantile Bank of Michigan, Firstbank Corporation and William Benear, dated August 14, 2013.

10.14	Employment Agreement by and among James E. Wheeler II, Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013.

10.15	Employment Agreement by and among Douglas J. Ouellette , Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013.

10.16	Employment Agreement by and among Thomas O. Schlueter , Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013.

10.17	Employment Agreement by and among Richard D. Rice, Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013.

10.18	Employment Agreement by and among Daniel M. Grenier, Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013.

10.19	Employment Agreement by and among David L. Miller, Mercantile Bank Corporation, Mercantile Bank of Michigan and Firstbank, dated August 14, 2013.

99.1	Joint Press Release dated August 15, 2013

99.2	Investor Presentation dated August 15, 2013